Exhibit 99

Enesco Announces Death of President and CEO; Board Names Tom Bradley
Interim CEO

    ITASCA, Ill.--(BUSINESS WIRE)--April 21, 2004--Enesco Group, Inc. (NYSE:ENC), a leader in the giftware, collectible and home decor industries, announced today that Dan DalleMolle, president and CEO, died unexpectedly on April 20, from complications following a recent surgery. Tom Bradley, Enesco's Chief Financial Officer since January 2003, has been named interim CEO.
    Since March 2001, DalleMolle served as president and CEO of Enesco and orchestrated the company's return to profitability. DalleMolle is credited with creating a vision and assembling a team of leaders capable of executing this vision. During his tenure, DalleMolle's efforts led to improved cost controls, productivity gains and revenue stabilization at the company. "We are deeply saddened by the loss of our respected colleague and friend," said Anne-Lee Verville, Chairman of the Board. "On behalf of everyone at Enesco, we offer our condolences to Dan's family, and our thoughts and prayers are with them during this difficult time."
    Prior to joining Enesco, DalleMolle was Group President for Newell Rubbermaid Corporation, a leading maker of household products. He rose to the Group President role through a series of positions of increasing responsibility with Newell, including serving as President of Anchor Hocking Glass and President of Lee Rowan.

    About Enesco Group, Inc.

    Enesco Group, Inc. is a world leader in the gift, collectible and home decor industries. Serving more than 40,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home decor boutique as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Australia, Mexico, Asia and the Pacific Rim. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco's international distribution network leads the industry. The Company's product lines include some of the world's most recognizable brands, including Precious Moments, Walt Disney Classics Collection, Nickelodeon, Heartwood Creek, Halycon Days, Lilliput Lane, Border Fine Arts, among others. Further information is available on the Company's web site at www.enesco.com.

    This press release contains various forward-looking statements that are based on management's current assumptions and beliefs and upon information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "anticipates," "could," "estimates," "plans," and "believes," and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited: the Company's success in developing new products and consumer reaction to the Company's new products; the Company's ability to secure, maintain and renew popular licenses, particularly our licenses for Precious Moments, Cherished Teddies, Heartwood Creek and Disney; the Company's ability to grow revenues in mass and niche market channels; the Company's ability to identify and close on strategic acquisitions; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures effecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war.
    In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company's reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

MULTIMEDIA AVAILABLE:
http://www.businesswire.com/cgi-bin/mmg.cgi?eid=4621179

    CONTACT: Enesco Group, Inc.
             Investor Contact:
             Tom Bradley, 630-875-5990
             tbradley@enesco.com
             or
             Media Contact:
             Josette Goldberg, 630-875-8495
             jgoldber@enesco.com